Exhibit 99.1

Investor Relations Contact:

Michael Haase

(925) 951-9005

Michael.Haase@Workday.com

Media Contact:

Eric Glass

(415) 432-3056

Eric.Glass@Workday.com

Workday Announces Fiscal 2014 First Quarter Financial Results

Total Revenue of $91.6 Million, Up 61% Year Over Year;

Subscription Revenue of $68.4 Million, Up 85% Year Over Year

PLEASANTON, Calif. — May 22, 2013 — Workday, Inc. (NYSE: WDAY), a leader in enterprise cloud applications for human resources and finance, today announced financial results for the fiscal first quarter ended April 30, 2013.

•

Total revenues for the first quarter were $91.6 million, an increase of 61% from the first quarter of fiscal 2013. Subscription revenues were $68.4 million, an increase of 85% from same period last year.

•

Operating loss for the first quarter was $32.6 million, compared to an operating loss of $20.0 million in the same period last year. Non-GAAP operating loss for the first quarter was $24.5 million, compared to a non-GAAP operating loss of $18.5 million last year.[1]

•

Net loss per basic and diluted share for the first quarter was $0.20, compared to a net loss per basic and diluted share of $0.61 in the first quarter of fiscal 2013. The first quarter non-GAAP net loss per basic and diluted share was $0.15, compared to a non-GAAP net loss per basic and diluted share of $0.57 during the same period last year.[1]

•	Operating cash flows were $17.3 million in the first quarter. Free cash flows were $15.3 million in the first quarter.[2]

•	Cash, cash equivalents and marketable securities were $805.8 million as of April 30, 2013. Unearned revenue was $300.9 million, a 41% increase from last year.

“Our Q1 results demonstrate that our business continues to perform well across all initiatives,” said Aneel Bhusri, chairman, co-founder, and co-CEO, Workday. “Development efforts for Workday Big Data Analytics and Workday Recruiting are progressing as planned, and we see increasing customer demand for these new applications as the largest companies around the world continue to move HR and Finance to the cloud.”

“We are very pleased with our first quarter results,” said Mark Peek, chief financial officer, Workday. “Total revenues for the quarter were a record $92 million, and we generated positive operating and free cash flows. Looking ahead, our second quarter revenues are expected to be in the range of $97 and $101 million or growth of 55-61% as compared to the prior year. Total revenues for the year are anticipated to be in the range of $425 and $440 million or growth of 55-61%.”

Recent Highlights

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In the first quarter, Workday added significant customers including Bristol Myers Squibb and Levi Strauss for Workday Human Capital Management as well as University of Miami for the full suite of Workday applications.

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In April, all customers moved to Workday 19 and gained the ability to tailor the Workday experience for their unique business contexts. Also new in this update, Workday customers can manage intangible assets, benefit from new levels of insights into headcount planning, and can download the new Workday for Android™ app. Workday 19 includes more than 170 new features, and of those, many come from Workday Brainstorm, a forum that captures and shares customer ideas based on popular vote.

•

In an independent third-party survey, employees voted Workday #1 in the large company category on the San Francisco Business Times and the Silicon Valley / San Jose Business Journal Best Places to Work in the Bay Area list. This is the sixth consecutive year Workday has received recognition on the list.

Workday plans to host a conference call today to review its first quarter financial results and to discuss its financial outlook. The call is scheduled to begin at 2:00 p.m. PT/ 5:00 p.m. ET and can be accessed via webcast or through the company’s Investor Relations website at www.workday.com/investorrelations. The webcast will be available live, and a replay will be available following completion of the live broadcast for approximately 45 days.

[1]

Non-GAAP operating loss, net loss, and net loss per share for the fiscal first quarters of 2013 and 2014 exclude share-based compensation, and for the fiscal first quarter of 2014, also exclude employer payroll taxes on employee stock transactions. See the section titled “About Non-GAAP Financial Measures” in the accompanying financial tables for further details.

[2]

Free cash flows are defined as operating cash flows minus capital expenditures and property and equipment acquired under capital lease. See the section titled “About Non-GAAP Financial Measures” in the accompanying financial tables for further details.

About Workday

Workday is a leading provider of enterprise cloud applications for human resources and finance. Founded in 2005, Workday delivers human capital management, financial management, and analytics applications designed for the world’s largest organizations. Hundreds of companies, ranging from medium-sized businesses to Fortune 50 enterprises, have selected Workday.

Use of Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to Workday’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “About Non-GAAP Financial Measures.”

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding Workday’s second quarter and full year fiscal 2014 revenue projections, and our expectations for future applications. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in information technology spending; (iii) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by our competitors; (iv) our ability to manage our growth effectively; (v) our limited operating history, which makes it difficult to predict future results; (vi) the development of the market for enterprise cloud services; (vii) acceptance of our applications and services by customers; (viii) breaches in our security measures or unauthorized access to our customers’ data; and (ix) changes in sales may not be immediately reflected in our results due to our subscription model. Further information on risks that could affect Workday’s results is included in our filings with the Securities and Exchange Commission (SEC), including our Form 10-K for the year ended January 31, 2013 and our future reports that we may file with the SEC from time to time, which could cause actual results to vary from expectations. Workday assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Any unreleased services, features, or functions referenced in this document, our website or other press releases or public statements that are not currently available are subject to change at Workday’s discretion and may not be delivered as planned or at all. Customers who purchase Workday, Inc. services should make their purchase decisions based upon services, features and functions that are currently available.

© 2013. Workday, Inc. All rights reserved. Workday and the Workday logo are registered trademarks of Workday, Inc. All other brand and product names are trademarks or registered trademarks of their respective holders.

Workday, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	April 30, 2013	January 31, 2013
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$219,264	$84,158
Marketable securities	586,503	706,181
Accounts receivable, net	60,345	67,437
Deferred costs	10,053	9,816
Prepaid expenses and other current assets	17,519	16,710

Total current assets	893,684	884,302

Property and equipment, net	54,197	44,585
Deferred costs, noncurrent	19,092	18,575
Goodwill and intangible assets, net	8,488	8,488
Other assets	5,794	3,130

Total assets	$981,255	$959,080

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$16,408	$2,665
Accrued expenses and other current liabilities	13,915	13,558
Accrued compensation	43,267	27,203
Capital leases	11,179	12,008
Unearned revenue	224,363	199,340

Total current liabilities	309,132	254,774
Capital leases, noncurrent	10,163	12,972
Unearned revenue, noncurrent	76,575	85,920
Other liabilities	13,600	13,131

Total liabilities	409,470	366,797

Stockholders’ equity:
Common stock	169	162
Additional paid-in capital	1,006,446	993,933
Accumulated other comprehensive income	65	68
Accumulated deficit	(434,895)	(401,880)

Total stockholders’ equity	571,785	592,283

Total liabilities and stockholders’ equity	$981,255	$959,080

Workday, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended April 30,
	2013	2012
Revenues	$91,645	$56,818
Costs and expenses(1):
Costs of revenues	36,699	25,090
Research and development	36,282	20,786
Sales and marketing	38,364	24,838
General and administrative	12,924	6,061

Total costs and expenses	124,269	76,775

Operating loss	(32,624)	(19,957)
Other expense, net	(256)	(35)

Loss before provision for income taxes	(32,880)	(19,992)
Provision for income taxes	135	63

Net loss	(33,015)	(20,055)
Accretion of redeemable convertible preferred stock	—	(201)

Net loss attributable to common stockholders	$(33,015)	$(20,256)

Net loss per share attributable to common stockholders, basic and diluted	$(0.20)	$(0.61)

Weighted-average shares used to compute net loss per share attributable to common stockholders	168,074	33,013

(1) Costs and expenses include share-based compensation as follows:

Costs of revenues	$737	$216
Research and development	1,907	375
Sales and marketing	1,043	367
General and administrative	3,729	487

Workday, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended April 30,
	2013	2012
Cash flows from operating activities
Net loss	$(33,015)	$(20,055)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization	6,569	3,534
Share-based compensation	7,416	1,445
Amortization of deferred costs	2,482	3,252
Other	(26)	15
Changes in operating assets and liabilities:
Accounts receivable	7,131	(471)
Deferred costs	(3,236)	(3,626)
Prepaid expenses and other assets	(3,563)	(2,824)
Accounts payable	2,421	(434)
Accrued and other liabilities	15,453	6,905
Unearned revenue	15,678	24,967

Net cash provided by operating activities	17,310	12,708

Cash flows from investing activities
Purchases of marketable securities	(287,841)	(53,867)
Maturities of marketable securities	406,708	16,421
Purchases of property and equipment	(1,895)	(2,197)
Other	90	—

Net cash provided by (used in) investing activities	117,062	(39,643)

Cash flows from financing activities
Proceeds from exercise of stock options	4,565	705
Principal payments on capital lease obligations	(3,753)	(1,766)
Other	8	—

Net cash provided by (used in) financing activities	820	(1,061)
Effect of exchange rate changes	(86)	8

Net increase (decrease) in cash and cash equivalents	135,106	(27,988)
Cash and cash equivalents at the beginning of period	84,158	57,529

Cash and cash equivalents at the end of period	$219,264	$29,541

Workday, Inc.

Reconciliation of GAAP to Non-GAAP Data

Three Months Ended April 30, 2013

(in thousands, except per share data)

(unaudited)

	GAAP	Share-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Non-GAAP as adjusted
Costs and expenses:
Costs of revenues:
Subscription services	$14,930	$(262)	$(8)	$14,660
Professional services	21,769	(475)	(293)	21,001
Total costs of revenues	36,699	(737)	(301)	35,661

Research and development	36,282	(1,907)	(232)	34,143
Sales and marketing	38,364	(1,043)	(91)	37,230
General and administrative	12,924	(3,729)	(53)	9,142

Operating loss	(32,624)	7,416	677	(24,531)
Operating margin	(35.6%)	8.1%	0.7%	(26.8%)

Loss before provision for income taxes	(32,880)	7,416	677	(24,787)

Provision for income taxes	135	—	—	135

Net loss	$(33,015)	$7,416	$677	$(24,922)
Net loss per share attributable to common stockholders, basic and diluted(1)	$(0.20)	$0.05	$—	$(0.15)

(1)	Calculated based upon 168,074 basic and diluted weighted-average shares of common stock.

Workday, Inc.

Reconciliation of GAAP to Non-GAAP Data

Three Months Ended April 30, 2012

(in thousands, except per share data)

(unaudited)

	GAAP	Share-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Non-GAAP as adjusted
Costs and expenses:
Costs of revenues:
Subscription services	$7,594	$(78)	$—	$7,516
Professional services	17,496	(138)	—	17,358
Total costs of revenues	25,090	(216)	—	24,874

Research and development	20,786	(375)	—	20,411
Sales and marketing	24,838	(367)	—	24,471
General and administrative	6,061	(487)	—	5,574

Operating loss	(19,957)	1,445	—	(18,512)
Operating margin	(35.1%)	2.5%	—	(32.6%)

Loss before provision for income taxes	(19,992)	1,445	—	(18,547)

Provision for income taxes	63	—	—	63

Net loss	$(20,055)	$1,445	$—	$(18,610)
Net loss per share attributable to common stockholders, basic and diluted(1)	$(0.61)	$0.04	$—	$(0.57)

(1)	Calculated based upon 33,013 basic and diluted weighted-average shares of common stock.

Workday, Inc.

Revenue by Type

(in thousands)

(unaudited)

	Three Months Ended April 30,
	2013	2012
Revenues:
Subscription services	$68,418	$36,922
Professional services	23,227	19,896

Total revenues	$91,645	$56,818

Revenues:
Subscription services	74.7%	65.0%
Professional services	25.3%	35.0%

Total revenues	100.0%	100.0%

Workday, Inc.

Reconciliation of GAAP Cash Flows from Operations to Free Cash Flows

(A Non-GAAP Financial Measure)

(in thousands)

(unaudited)

	Three Months Ended April 30,
	2013	2012
GAAP cash flows from operating activities	$17,310	$12,708
Capital expenditures	(1,895)	(2,197)
Property and equipment acquired under capital lease	(115)	(234)

Free cash flows	$15,300	$10,277

About Non-GAAP Financial Measures

To provide investors and others with additional information regarding Workday’s results, we have disclosed the following non-GAAP financial measures: non-GAAP expenses, non-GAAP operating loss, non-GAAP operating margin, non-GAAP net loss, non-GAAP net loss per share, and free cash flows. Workday has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. These non-GAAP financial measures, other than free cash flows, differ from GAAP in that they exclude share-based compensation and employer payroll taxes on employee stock transactions. Free cash flows differ from GAAP cash flows from operating activities in that it treats capital expenditures and assets acquired under a capital lease as a reduction to cash flows.

Workday’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate Workday’s financial performance and the ability of operations to generate cash. Management believes these non-GAAP financial measures reflect Workday’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in Workday’s business, as they exclude expenses that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Workday’s operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. Additionally, management believes information regarding free cash flows provides investors and others with an important perspective on the cash available to make strategic acquisitions and investments, to fund ongoing operations and to fund other capital expenditures.

Management believes these non-GAAP financial measures are useful to investors and others in assessing Workday’s operating performance due to the following factors:

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Share-based compensation. Although share-based compensation is an important aspect of the compensation of Workday’s employees and executives, determining the fair value of certain of the share-based instruments we utilize involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the vesting or future exercise of the related share-based awards. Furthermore, unlike cash compensation, the value of stock options, which is an element of our ongoing share-based compensation expense, is determined using a complex formula that incorporates factors, such as market volatility, that are beyond our control. Management believes it is useful to exclude share-based compensation in order to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies.

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Employer payroll taxes on employee stock transactions. The amount of employer payroll taxes on share-based compensation is dependent on Workday’s stock price and other factors that are beyond our control and do not correlate to the operation of the business. Also included in this number are tax equalization payments for certain of Workday’s expatriate employees related to their stock transactions.

Additionally, we believe that the non-GAAP financial measure, free cash flows, is meaningful to investors because we review cash flows generated from operations after deducting capital expenditures, whether purchased or leased, due to the fact that these expenditures are considered to be an ongoing operational component of our business.

The use of non-GAAP financial measures has certain limitations as they do not reflect all items of income and expense that affect Workday’s operations. Workday compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review Workday’s financial information in its entirety and not rely on a single financial measure.